Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-79979 on Form S-8 of National Bankshares, Inc. of our reports dated March 11, 2015 relating to our audits of the consolidated financial statements and internal control over financial reporting, included in the Annual Report on Form 10-K of National Bankshares, Inc. for the year ended December 31, 2014.

/s/ Yount, Hyde & Barbour, P.C.

Winchester, Virginia

March 11, 2015